News Release

FOR IMMEDIATE RELEASE

Joseph L. Cowan Appointed President and Chief Executive Officer of Epicor Software Corporation

DUBLIN, Calif. October 7, 2013 -- Epicor Software Corporation, a global leader in business software solutions for manufacturing, distribution, retail and services organizations, today announced that Joseph (Joe) L. Cowan has been appointed President and Chief Executive Officer. Cowan, who brings extensive executive management experience in software and technology to Epicor, succeeds Pervez Qureshi, who is stepping down to pursue new opportunities. Qureshi will also be stepping down from his position as a director on the Epicor board of directors.
“We are very pleased that Joe Cowan has joined Epicor as its new CEO and will be leading the company in its next phase of growth,” said Jason Wright, a member of the Board of Directors of Epicor. “Joe is a proven executive and strong leader who is highly respected within the technology industry. He possesses outstanding strategic vision and exceptional commercial and operational skills having led a number of major software companies to new levels of growth and profitability.” Along with his appointment as President and CEO, Cowan will be appointed as a member of the Epicor board of directors.
“I am honored to have been selected as the new Epicor CEO and am impressed by the company’s solutions, its relationships with its customers and its opportunities for growth,” said Cowan. “I look forward to working with the experienced Epicor leadership team and our more than 4,800 talented employees worldwide on continuing to deliver innovative technologies and software solutions that help our customers build more successful businesses. I am eager to get started on what will be an exciting new chapter in the Epicor story.”
Most recently, Cowan served as President and CEO of Online Resources, a leading provider of online banking and full-service payment solutions, until its acquisition by ACI Worldwide in March 2013. Previously, he served as CEO of Interwoven, Inc., a global leader in content management software, until its acquisition by Autonomy Corporation plc in 2009. Cowan has significant technology and enterprise software experience having served in a variety of leadership roles at Manugistics, EXE Technologies and Invensys/Baan. Cowan received a B.S. in Electrical Engineering from Auburn University and an M.S. in Engineering from Arizona State University.
“On behalf of the Board, I would like to express our deep appreciation to Pervez Qureshi for his dedication and many contributions to Epicor,” said Wright. “Pervez led us through a complex period during exceptionally challenging economic times in which he oversaw the highly successful

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Joseph L. Cowan Appointed as President and CEO of Epicor

integration of Epicor and Activant. He was instrumental in positioning the new Epicor as the global leader it is today with over 20,000 customers in more than 150 countries. We thank Pervez for all that he has accomplished over the past two years and wish him well as he pursues new opportunities.”
About Epicor Software Corporation
Epicor Software Corporation is a global leader delivering inspired business software solutions to the manufacturing, distribution, retail and services industries. With over 40 years of experience serving small, midmarket and larger enterprises, Epicor has more than 20,000 customers in over 150 countries. Epicor enterprise resource planning (ERP), retail management software, supply chain management (SCM), and human capital management (HCM) enable companies to drive increased efficiency and improve profitability. With a history of innovation, industry expertise and passion for excellence, Epicor provides the single point of accountability that local, regional and global businesses demand. The Company’s headquarters are located in Dublin, California, with offices and affiliates worldwide. For more information, visit www.epicor.com.
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Epicor and the Epicor logo are trademarks of Epicor Software Corporation, registered in the United States and other countries. Other trademarks referenced are the property of their respective owners. The product and service offerings depicted in this document are produced by Epicor Software Corporation.

Forward-Looking Statements
This press release contains certain statements which constitute forward-looking statements (including predications, expectations and estimates) under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the company’s growth and growth opportunities. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made and are subject to risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements. Such risks and uncertainties include, but are not limited to, Epicor’s ability to execute on its business plans; changes in the demand for Epicor’s products, and Epicor’s future ability to continue to develop and expand its product and service offerings. We encourage you to review our most recent reports, including our annual report on Form 10-K, filed on December 12, 2012, as amended on May 30, 2013, and our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, particularly under the caption “Risk Factors” for a discussion of these factors and other risks that may affect our future results. As a result of these factors the business or prospects expected by the Company as part of this announcement may not occur. Except as required by law, Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

Contact:        Lisa Preuss
Senior Director, Corporate Communications
Epicor Software Corporation
+1 949 585 4235
    lpreuss@epicor.com